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                                                                    Exhibit 3.12


                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                             NATIONAL CALL CENTER LP

            THIS LIMITED PARTNERSHIP AGREEMENT ( "Agreement") is made effective as of the 3rd day of February, 1998, by and between HSN GENERAL PARTNER LLC, a Delaware limited liability company ("G.P."), as the sole general partner, and USANi LLC, a Delaware limited liability company ("L.P."), as the sole limited partner, and such other limited partners as may be added pursuant to the terms hereof. References herein to "Partners" shall refer to all partners, both general and limited, and references herein to "Partner" shall refer to an individual partner, either general or limited.

            1. Formation Of The Partnership. The parties hereto have formed a limited partnership under the Delaware Uniform Limited Partnership Act, 6 Del.
C. Section 17-101, et seq., and any successor thereto, as amended from time to time ("Act").

            2. Name Of The Partnership. The name of the partnership is "National Call Center LP" (the "Partnership") The business and affairs of the Partnership may be conducted under the name of the Partnership or, to the extent not inconsistent with the Act, under any other name or names deemed advisable by G.P.

            3. Purpose. The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all lawful activities necessary or incidental to the foregoing.

            4. Registered Office and Agent. The registered office of the Partnership in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the registered agent of the Partnership at such address is The Corporation Trust Company.

            5. Address of Partners. The name and address of the Partners shall be as set forth in the books and records of the Partnership.

            6. Certificate Of Limited Partnership. G.P. shall cause an executed copy of the certificate of limited partnership of the Partnership ("Certificate") to be filed for record in the office of the Secretary of State of the State of Delaware, and the Certificate shall constitute the certificate of limited partnership for the Partnership in accordance with the terms of the Act.

            7. Capital Contributions By Partners. G.P. and L.P., in consideration of the issuance of one (1) general partnership units ("General Partner Units") and ninety-nine (99) limited partnership units ("Limited Partner Units" and, together with General Partner Units,
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"Units"), respectively, shall hereafter cause the merger of National Call Center
LLC with and into the Partnership, with the Partnership to be the surviving limited partnership. Except for the foregoing consideration, no Partner shall be obligated to make additional contributions to the capital of the Partnership and all Units issued to a Partner shall be nonassessable.

           8. Units. Units shall for all purposes be personal property. No holder of Units or Partner shall have any interest in specific Partnership assets or property, including any assets or property contributed to the Partnership by such Partner as part of any capital contribution. Units are securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York.

           9. Capital Accounts. A separate capital account shall be maintained for each Partner and such capital accounts shall be maintained in accordance with the provisions of Section 704 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder.

           10. Allocation Of Annual Taxable Income Or Tax Losses. Taxable income or tax losses of the Partnership from operations during each taxable year shall be allocated to Partners in proportion to the number of Units held by such Partners during such taxable year. It is the intent of the Partners that each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Paragraph 10 to the fullest extent permitted by Sections 704(b) and (c) of the Code and the Treasury Regulations promulgated thereunder.

           11. Distributions. Except as otherwise provided in this Agreement, cash flow, if any, shall be distributed in any fiscal year of the Partnership only to the extent that G.P., or the general partners if there be more than one general partner, in its or their sole discretion, may determine. Any distributions so determined shall be made to the Partners in proportion to the Units held by each Partner.

           12. Management Powers Of G.P. The Partnership shall be managed by G.P. G.P. shall have the full, exclusive, and absolute right, power, and authority to manage and control the Partnership and the property, assets, and business thereof. G.P. shall have all of the rights, powers, and authority conferred upon it by law or under other provisions of this Agreement. Subject to the restrictions specifically contained in this Agreement, if any, the powers of the G.P. shall include, without limitation, the power to enter into and execute on behalf of the Partnership an agreement of merger to cause the merger of National Call Center LLC with and into the Partnership and to execute any certificate of merger and agreements, instruments or documents to effect such agreement of merger.

           13. Limited Partners Have No Management Powers. No limited partner shall have any voice or participation in the management of the Partnership business and no power to bind the Partnership or to act on behalf of the Partnership in any manner whatsoever, except by specifically authorized voting rights contained in this Agreement or required by the Act.
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            14. Assignability of General Partner Units. Any general partner may transfer the whole or any part of its General Partner Units in the Partnership to any individual or entity, and any general partner may withdraw from the Partnership, without, in either case, the prior written consent of any limited partner. If a general partner is the only general partner of the Partnership and such general partner is assigning its entire interest as a general partner in the Partnership, such general partner shall designate the assignee of such interest to become a successor general partner ("Successor General Partner"), such assignee shall be admitted as a Successor General Partner immediately prior to the assignment, and the Successor General Partner shall continue the business of the Partnership without dissolution. If a general partner is the only general partner of the Partnership and such general partner is withdrawing from the Partnership, the limited partner or limited partners holding a majority of the Limited Partner Units shall select a Successor General Partner, who shall be admitted as a Successor General Partner immediately prior to the withdrawal of the last general partner, and the Successor General Partner shall continue the business of the Partnership without dissolution.

           15. Assignability of Limited Partner Units. No limited partner may transfer its Limited Partner Units without the consent of G.P. and any transferee of Limited Partner Units shall be bound by the terms and conditions of this Agreement. G.P. hereby consents to the transfer of Limited Partner Units to USANi Sub LLC, a Delaware limited liability company. Nothing herein shall restrict the ability of any Partner, general or limited, to pledge its Units to secure indebtedness (including guarantee indebtedness) in respect of that certain credit agreement among USA Networks, Inc., USANi LLC, the lenders party thereto, the Chase Manhattan Bank, as administrative agent, Bank of America National Trust & Savings Association and The Bank of New York, as co-documentation agents, or any renewal, extension, replacement or refinancing thereof.

           16. Amendments. This Agreement may be amended only with the consent of the limited partner or limited partners holding a majority of the Limited Partner Units and the general partner or general partners holding a majority of the General Partner Units.

           17. Liability of Limited Partners. Except as otherwise provided herein and by applicable state law, no limited partner shall be liable for the debts, liabilities, contracts, or any other obligations of the Partnership.

           18. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

           19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

           20. Tax Elections. G.P. shall have the power to cause the Partnership to make all elections required or permitted to be made for income tax purposes.
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                            {Signature Page Follows}
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      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the date and year first above-written.


                                    General Partner:

                                    HSN GENERAL PARTNER LLC
                                    BY:  USANi LLC, AS MANAGER


                                    By: /s/ James G. Gallagher
                                       ________________________________
                                          Name:  James G. Gallagher
                                          Title: Manager


                                    Limited Partner:

                                    USANi LLC


                                    By: /s/ James G. Gallagher
                                       ________________________________
                                          Name:  James G. Gallagher
                                          Title: Manager